Exhibit 99.1

           I-many, Inc. Reports Second Quarter 2003 Results


    EDISON, N.J.--(BUSINESS WIRE)--July 29, 2003--

    Highlights:

    --  Quarterly revenue of $10.2 million
    -- Customers include Honeywell, Eisai, Ranbaxy Pharmaceuticals and Shire
    --  Average Sales Price of approximately $308,000
    -- Continued focus on operating expenses resulting in a reduction of approximately $154,000 versus Q1 2003

    I-many, Inc. (NASDAQ: IMNY), the leader in enterprise contract management and trade management solutions, has announced financial results for the second quarter ended June 30, 2003.
    Net revenues for the second quarter totaled $10.2 million, with license revenue of $3.9 million and service revenue of $6.3 million, representing 38% and 62% of revenue, respectively. GAAP loss for the second quarter was ($0.55) per share with a pro forma loss of ($0.11) per share on a basic and fully diluted basis. Pro forma net loss per share differs from GAAP loss per share as it excludes non-cash charges for amortization of purchased intangibles of $0.7 million, restructuring and other charges of $0.4 million and an impairment charge for goodwill and other intangible assets of $16.8 million triggered by the Company's decision to sell its Life Sciences business to Neoforma. A more detailed reconciliation of the differences between pro forma and GAAP results is included in the financial tables which are part of this press release.
    "Despite the obvious lingering weakness in spending for enterprise software solutions in the second quarter of 2003, I am encouraged by the current level of sales activity and our outlook for the second half of the year," commented CEO and President A. Leigh Powell. "I-many's ability to hold steady a solid average sales price and add significant new customers, while also extending existing relationships in the second quarter, with companies such as Eisai, Otsuka, Honeywell, Shire, a financial services firm and others further illustrates our position of leadership in Enterprise Contract Management, or ECM, and reflects the unique value of our solutions. I believe we are well positioned to benefit from our commitment to focus exclusively on the broad opportunity presented by ECM across virtually all vertical markets."
    For the quarter ended June 30, 2003, total net revenue decreased 30% to $10.2 million from $14.6 million for the quarter ended June 30, 2002. License revenue for these periods decreased 52% to $3.9 million from $8.1 million. Non-healthcare revenue accounted for 32% of total revenue, or approximately $3.2 million, for the quarter ended June 30, 2003. For our non-healthcare line of business, license revenue accounted for 27% and service revenue was 73% of total revenue in the second quarter. Gross margin for the second quarter of 2003 was 62% of revenue as compared with 72% of revenue for the second quarter 2002, resulting from a higher percentage of services revenues, which typically yield a lower margin than license revenues.
    The Company recorded a GAAP net loss in the second quarter of 2003 of $22.1 million, or ($0.55) per share, compared to a GAAP net loss of $2.9 million or ($0.07) per share, for the same period in 2002. Included in the second quarter 2003 GAAP results were a non-cash charge of $0.7 million for amortization of acquired intangibles, $0.4 million of charges associated with the consolidation of I-many's offices and an impairment charge related to goodwill and other acquired intangible assets of $16.8 million. Second quarter 2002 charges included $1.3 million for amortization of acquired intangibles. Excluding these items, the Company recorded a pro forma net loss for the second quarter of 2003 of $4.3 million, or ($0.11) per share, compared to pro forma net loss of $1.6 million, or ($0.04) per share, in the second quarter of 2002.
    I-many will be holding a conference call tomorrow at 9:00 A.M. EST / 6:00 A.M. Pacific Time. The webcast of the call may be accessed at I-many's Web site at www.imany.com.

    Use of Non-GAAP Financial Information

    To supplement our GAAP financial statements, the Company uses non-GAAP, or pro forma measures of operating results. This non-GAAP financial information is provided as additional information for investors and is not in accordance with or an alternative to GAAP. These adjusted results exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of the cash-flow performance of the Company as opposed to GAAP results, which may include non-cash charges associated with restructuring, amortization of purchased intangibles or impairment losses. Company management uses these non-GAAP results as a basis for planning and forecasting core business activity in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

    About I-many

    I-many (NASDAQ: IMNY) is the leading provider of enterprise contract management solutions. The Company's solutions automate contracting processes, ensure contract compliance and track contract performance resulting in higher contract revenues and reduced operating costs. More than 250 life science, consumer goods, food service and manufacturing companies use I-many solutions. On July 21, 2003, the Company announced that it has entered into an agreement to sell its health and life science business to Neoforma, Inc. for $20 million in cash and stock. For more information, visit the Company at http://www.imany.com.

    This news release contains forward-looking statements, and actual results may vary from those expressed or implied herein. Factors that could affect these results include; the possibility that current economic conditions will not improve as anticipated; the length of the sales cycle for the Company's products; its historical dependence on the healthcare market and its ability to grow its business in the ECM market following the sale of its health and life science business to Neoforma; the Company's success in opening new markets for its products; and other risk factors set forth from time to time in the Company's filings with the Securities and Exchange Commission.



                             I-MANY, INC.
            Condensed Consolidated Statements of Operations
               (in thousands, except per share amounts)
                              (Unaudited)

                                  Three months         Six months
                                 ended June 30,       ended June 30,
                                 2003      2002       2003      2002

Net Revenues:
  Product                       $3,898    $8,064     $8,769   $16,589
  Services                       6,340     6,489     12,568    12,979
       Total net revenues       10,238    14,553     21,337    29,568

Cost of revenue                  3,941     4,111      7,646     7,658

Gross profit                     6,297    10,442     13,691    21,910

Operating expenses:
  Sales and marketing            4,265     5,339      9,402    10,625
  Research and development       4,335     4,568      8,671     8,525
  General and administrative     1,583     1,629      3,242     3,077
  Depreciation                     481       581      1,177     1,160
  Amortization of goodwill
   and other intangible
   assets                          663     1,340      1,325     2,383
  In-process research and
   development                       0         0          0     1,000
  Impairment of goodwill and
   acquired intangible assets   16,786         0     16,786         0
  Restructuring and other
   charges                         368         0      1,622         0
       Total operating
        expenses                28,481    13,457     42,225    26,770

Loss from operations           (22,184)   (3,015)   (28,534)   (4,860)

Other income, net                   93        80        125       115

Net loss                      ($22,091)  ($2,935)  ($28,409)  ($4,745)

Basic and diluted net loss
 per common share               ($0.55)   ($0.07)    ($0.70)   ($0.12)

Weighted average shares
 outstanding                    40,483    40,307     40,411    39,152



                             I-MANY, INC.
                 Condensed Consolidated Balance Sheets
                            (in thousands)

                                               June 30,   December 31,
                                                 2003         2002

                                              (Unaudited)
Assets
Current Assets:
  Cash and cash equivalents                      $26,631      $35,979
  Restricted cash                                    608          772
  Accounts receivable                             11,149       12,557
  Other current assets                             1,028        1,052
       Total current assets                       39,416       50,360

Property and equipment, net                        2,591        3,438
Restricted cash                                      591          348
Other assets                                         273          292
Acquired intangible assets, net                    3,484        6,828
Goodwill, net                                      8,531       23,298

       Total assets                              $54,886      $84,564


Liabilities and Stockholder's Equity
Current liabilities:
  Accounts payable and accrued expenses           $7,609       $9,915
  Deferred revenue                                 6,658        7,550
  Current portion of capital lease
   obligations                                       678          433
       Total current liabilities                  14,945       17,898

Capital Lease Obligations, net of current
 portion                                             345          375
Other long-term liabilities                          802           75

Redeemable Convertible Preferred Stock                 0            -

Stockholders' Equity                              38,794       66,216

       Total liabilities and stockholders'
        equity                                   $54,886      $84,564



                             I-MANY, INC.
     Pro Forma Condensed Consolidated Statements of Operations (1)
               (in thousands, except per share amounts)
                              (unaudited)

                                  Three months         Six months
                                 ended June 30,       ended June 30,
                                 2003      2002       2003      2002

Net Revenues:
   Product                      $3,898    $8,064     $8,769   $16,589
   Services                      6,340     6,489     12,568    12,979
        Total net revenues      10,238    14,553     21,337    29,568

Cost of revenue                  3,941     4,111      7,646     7,658

Gross profit                     6,297    10,442     13,691    21,910

Proforma operating expenses:
   Sales and marketing           4,265     5,339      8,607    10,625
   Research and development      4,335     4,568      8,671     8,525
   General and administrative    1,583     1,629      3,242     3,077
        Total proforma
         operating expenses     10,183    11,536     20,520    22,227

EBITDA                          (3,886)   (1,094)    (6,829)     (317)

Other proforma income and
 (expense):
   Depreciation                   (481)     (581)    (1,177)   (1,160)
   Other income, net                93        80        125       115

Proforma net income (loss)     ($4,274)  ($1,595)   ($7,881)  ($1,362)


Proforma net income (loss)
 per common share               ($0.11)   ($0.04)    ($0.20)   ($0.03)

Weighted average common
 shares outstanding             40,483    40,307     40,411    39,152


(1) These pro forma amounts exclude charges for: amortization of goodwill and other intangibles, and in process research and development.

Reconciliation to GAAP Net
 Income (Loss):

Proforma net loss              ($4,274)  ($1,595)   ($7,881)  ($1,362)

Less acquisition-related and
 other non-cash GAAP charges:
   Impairment of goodwill and
    acquired intangible
    assets                     (16,786)        0    (16,786)        0
   Non-cash warrant charge           0         0       (795)        0
   Amortization of other
    acquired intangible
    assets                        (663)   (1,340)    (1,325)   (2,383)
   Restructuring and other
    charges                       (368)        0     (1,622)        0
   In-process research and
    development                      0         0          0    (1,000)

GAAP net loss                 ($22,091)  ($2,935)  ($28,409)  ($4,745)



    CONTACT: I-many, Inc.
             Kevin Harris, 732-516-2690
             Kharris@imany.com
             or
             I-many, Inc.
             J. Casey Faiman, 207-228-2443
             Cfaiman@imany.com